REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
SCG Financial Acquisition Corp.

We have audited the accompanying balance sheet of SCG Financial Acquisition Corp. (a development stage company) (the “Company”) as of April 18, 2011.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCG Financial Acquisition Corp. (a development stage company) as of April 18, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey

April 22, 2011

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
BALANCE SHEET
April 18, 2011

ASSETS
Current Assets:
Cash	$802,822
Prepaid Expenses	61,569
Total Current Assets	864,391
Noncurrent Assets:
Investments Held in Trust	80,000,000
Total Assets	$80,864,391

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued Expenses	$82,250
Notes Payable, Stockholder	175,000
Total Current Liabilities	257,250
Other Liabilities:
Deferred Underwriters' Fee	2,000,000
Total Liabilities	2,257,250

Common Stock, subject to possible redemption: 7,360,714 shares (at redemption value)	73,607,140

Stockholders' Equity

Preferred Stock,$.0001 par value, 1,000,000 shares authorized;
no shares issued and outstanding
Common Stock,$.0001 par value, 250,000,000 shares authorized;
9,752,381 shares issued and outstanding (including 7,360,714 shares subject to redemption)	975
Additional Paid-in Capital	5,002,457
Deficit Accumulated during Development Stage	(3,431)
Total Stockholders' Equity	5,000,001

Total Liabilities and Stockholders' Equity	$80,864,391

The accompanying notes are an integral part of the financial statement.

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
NOTES TO BALANCE SHEET
April 18, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

SCG Financial Acquisition Corp. (the ‘‘Company’’), a corporation in the development stage, was incorporated in Delaware on January 5, 2011.  The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.  The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, ‘‘Development Stage Entities,’’ and is subject to the risks associated with activities of development stage companies.  The Company has selected December 31 as its fiscal year end.

At April 18, 2011, the Company had not commenced any operations.  All activity through April 18, 2011 relates to the Company’s formation and initial public offering described below.

The registration statement for the Offering was declared effective on April 8, 2011. The Company consummated the Offering on April 18, 2011 and received net proceeds of approximately $82,585,000, before deducting underwriting compensation of $4,000,000 and includes $3,000,000 received for the purchase of 4,000,000 warrants by SCG Financial Holdings LLC (the ‘‘Sponsor’’).

Upon the closing of the Offering and the private placement of warrants, $80,000,000 was placed in a trust account (“Trust Account”) consisting of cash, where it will be later invested in only U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its initial public offering of Units (as defined in Note 3 below) (the ‘‘Offering’’), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination.  Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors.  Only in the event that the Company is required to seek stockholder approval in connection with its initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination.  In connection with such a vote, if a Business Combination is approved and consummated, stockholders electing to redeem shares of common stock will be entitled to receive their pro-rata portion of the Trust Account as follows: (i) public stockholders voting against the Business Combination and electing to redeem shares of common stock shall be entitled to receive a per share pro rata portion of the Trust Account (excluding interest and net of taxes) and (ii) public stockholders voting in favor of the Business Combination and electing to redeem shares of common stock shall be entitled to receive a per share pro rata portion of the Trust Account (together with interest thereon which was not previously used for working capital but net of taxes).  These shares of common stock will be recorded at redemption value and classified as temporary equity upon the completion of the Offering, in accordance with ASC 480. The Sponsor has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their initial shares in favor of approving a Business Combination.  The Sponsor and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a Business Combination submitted to the Company’s stockholders for approval.

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
NOTES TO BALANCE SHEET
April 18, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS − (continued)

The Company’s Sponsor, officers and directors have agreed that the Company will only have 21 months from the date of this prospectus plus one additional three month extension subject to (i) a signed letter of intent to consummate its initial Business Combination and (ii) the approval of at least 65% of the holders of the Company’s common stock.  If the Company does not consummate a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.  The Sponsor has waived its rights to participate in any redemption with respect to its initial shares. However, if the Sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the  Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period.  In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the  Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (‘‘SEC’’).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, ‘‘Development Stage Entities.’’ At April 18, 2011, the Company has not commenced any operations nor generated revenue to date.  All activity through April 18, 2011 relates to the Company’s formation and the  Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest.  The Company will generate non-operating income in the form of interest income on the designated Trust Account after the  Offering.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, ‘‘Fair Value Measurements and Disclosures,’’ approximates the carrying amounts represented in the balance sheet.

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
NOTES TO BALANCE SHEET
April 18, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES − (continued)

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-525-1. Deferred offering costs related to the  Offering, totaling  $2,414,428 (including $2,000,000 in underwriting fees) through the balance sheet date,  have been charged to stockholders’ equity upon the completion of the  Offering.

Redeemable Common Stock

As discussed in Note 1, all of the 8,000,000 common shares sold as part of a Unit in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its Charter provides that in no event will they redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against paid-in capital.  Accordingly, at April 18, 2011, 7,360,714 public shares are classified outside of permanent equity at its redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less franchise and income taxes payable (approximately $10.00 at April 18, 2011).

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, ‘‘Income Taxes,’’ which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of April 18, 2011. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.  No amounts were accrued for the payment of interest and penalties at April 18, 2011.  The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FASB ASC 740 did not have a material impact on the Company’s financial position as of April 18, 2011.

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
NOTES TO BALANCE SHEET
April 18, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES − (continued)

Recently issued accounting standards

In January 2010, the FASB issued ‘‘Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,’’ which provides guidance on how investment assets and liabilities are to be valued and disclosed.  Specifically, the amendment requires reporting entities to disclose (i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, (ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and (iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 roll forward rather than as one net number.  The effective date of the amendment is for interim and annual periods beginning after December 15, 2009.  However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010.  The adoption of the amendment did not have a material impact on the Company’s financial statement.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

3.  INITIAL PUBLIC OFFERING

On April 18, 2011, the Company consummated the sale of  8,000,000 units at $10.00 per unit (‘‘Units’’). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrant’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of the  prospectus for the Offering or (b) 30 days after the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

4. RELATED PARTY TRANSACTIONS

The Company issued  $75,000 and $100,000 unsecured promissory notes to SCG Financial Holdings LLC on January 28, 2011 and February 9, 2011, respectively.  The notes are non-interest bearing and are payable on the earlier of December 30, 2011 or the consummation of the Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount of $75,000 and $100,000.

On January 28, 2011, the Company issued to the Sponsor 1,752,381 shares of restricted common stock for an aggregate purchase price of $25,000 in cash.  The purchase price for each share of common stock was approximately $0.0143 per share.  These shares include 228,571 shares of common stock that are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that the Sponsor and its permitted transferees will own 16% of the Company’s issued and outstanding shares after the  Offering.  In addition, a portion of the Sponsor’s shares in an amount equal to 3% of the Company’s issued and outstanding shares after the Offering and the exercise of the over-allotment option, if applicable, will be subject to forfeiture by the Sponsor in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share for any 20 trading days within any 30 trading day period within 24 months following the closing of a Business Combination.  The Sponsor has agreed that it will not sell or transfer its shares until one year following consummation of a Business Combination.

SCG FINANCIAL ACQUISITION CORP.
(a development stage company)
NOTES TO BALANCE SHEET
April 18, 2011

4. RELATED PARTY TRANSACTIONS − (continued)

The Sponsor purchased, in a private placement, 4,000,000 Warrants prior to the Offering at a price of $0.75 per warrant (a purchase price of $3,000,000) from the Company.  Based on the observable market prices, the Company believes that the purchase price of $0.75 per warrant for such Warrants  exceeded the fair value of such Warrants on the date of the purchase.  The valuation is based on comparable initial public offerings by previous blank check companies.  The Sponsor has agreed that the Warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions.  If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.  The Company intends to classify the private placement Warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40-25-13.

Commencing on April 12, 2011, the Company entered into an Administrative Services Agreement with Sachs Capital Group, LP, an affiliate of the Sponsor for an estimated aggregate monthly fee of $7,500 for office space, secretarial, and administrative services, with up to an additional $7,500 for its other operating expenses incurred by the Sponsor. This agreement will expire upon the earlier of: (a) the successful completion of the Company’s Business Combination, (b) 21 months from the date of this prospectus plus one additional 3 month extension subject to (i) a signed letter of intent and (ii) approval of at least 65% of the holders of the Company’s common stock, or (c) the date on which the Company is dissolved and liquidated.

The Sponsor is entitled to registration rights pursuant to a registration rights agreement dated April 12, 2011.  The Sponsor is entitled to demand registration rights and certain ‘‘piggy-back’’ registration rights with respect to its shares of common stock, the Warrants and the common stock underlying the Warrants, commencing on the date such common stock or Warrants are released from lockup.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

5. COMMITMENTS & CONTINGENCIES

The Company granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The underwriters are entitled to an underwriting discount of two and one-half percent (2.5%) which was  paid in cash at the closing of the  Offering, including any amounts raised pursuant to the overallotment option. In addition, the underwriters are entitled to a deferred fee of two and one-half percent (2.5%) of the Offering, including any amounts raised pursuant to the overallotment option, payable in cash upon the closing of a Business  Combination.  Such contingency is reflected as deferred underwriters’ fee of $2,000,000 on the accompanying balance sheet.

6. COMMON STOCK

On April 12, 2011, the Company’s stockholder approved and filed amendments to the Company’s certificate of incorporation to effect a 0.8-for-1 reverse stock split. All per share amounts have been restated to reflect the retroactive effect of the reverse stock split.

Also on April 12, 2011, the Company’s stockholder approved and filed amendments to the Company’s certificate of incorporation which increased the number of authorized shares of common stock from 100,000,000 to 250,000,000.